UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2011 (March 28, 2011)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
     On March 28, 2011, Healthcare Realty Trust Incorporated (the “Company”) completed the previously announced redemption of its outstanding 8.125% Senior Notes due May 1, 2011 (the “Notes”) in accordance with the terms of the Indenture, dated as of May 15, 2001, by and between the Company and Regions Bank as Trustee (as successor to the trustee named therein) (the “Indenture”) and the First Supplemental Indenture thereto, dated as of May 15, 2001 (the “First Supplemental Indenture”). Upon the redemption, the Company’s obligations under the Notes, the Indenture and the First Supplemental Indenture with respect to this series of senior notes were satisfied and discharged. The Notes were redeemed at a redemption price equal to an aggregate of $289.4 million, consisting of: a) $278.2 million of outstanding principal; b) $9.2 million of accrued interest as of the Redemption Date; and c) a “make-whole amount” of $1.9 million in accordance with the Indenture and First Supplemental Indenture.
     The Company used cash on hand and its unsecured credit facility to fund the redemption. In the first quarter of 2011, the Company expects to record a one-time charge of approximately $1.9 million for early extinguishment of debt, which is approximately equal to the interest that would otherwise have been paid on the Notes in the second quarter through the stated maturity date. As a result, all interest expense related to the Notes for 2011 will be recognized in the first quarter of 2011.
     The references in this Item 1.02 to the Indenture, the First Supplemental Indenture and the Notes are qualified in their entirety by reference to the definitive documents. Accordingly, the following documents are incorporated by reference in this Item 1.02:
•	The Indenture, dated as of May 15, 2001, by and between the Company and Regions Bank, as Trustee (as successor to the trustee named therein) (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed May 17, 2001);

•	The First Supplemental Indenture, dated as of May 15, 2001, by and between the Company and Regions Bank, as Trustee (as successor to the trustee named therein) (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed May 17, 2001); and

•	The Form of 8.125% Senior Note due 2011 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed May 17, 2001).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
	By:	/s/ Scott W. Holmes
Scott W. Holmes
Date: March 28, 2011		Executive Vice President and Chief Financial Officer